UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

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                     Exchange Act of 1934 (Amendment No. __)

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                            The Yacktman Funds, Inc.
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                (Name of Registrant as Specified in Its Charter)


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CONTACT:
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Jon D. Carlson
President, The Yacktman Funds, Inc.
630/734-3792

Stanislaw ("Stas") Maliszewski
Director, The Yacktman Funds, Inc.
312/780-1933



FOR IMMEDIATE RELEASE:
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                      YACKTMAN CRITICIZED BY PROXY ANALYST


CHICAGO, ILLINOIS, November 18, 1998---The Yacktman Funds, Inc. (the "Funds") announced that Institutional Shareholder Services ("ISS"), the foremost analyst of proxy statements for institutional investors, issued a report on November 12, 1998, advising institutional investors to support the current independent directors of the Funds by voting AGAINST the proposals of Yacktman Asset Management Co. ("Yacktman"). In preparing its report, ISS reviewed substantial information involving the Funds and interviewed both Yacktman and the independent directors. After reading the ISS report, lead independent director Stanislaw ("Stas") Maliszewski stated, "This report shows that, in the opinion of an experienced, unbiased source, Yacktman has overstepped its bounds by trying to remove the independent directors. When the heat got to be too much, Don Yacktman wanted to change thermometers rather than admit he'd burned the roast."

In its analysis of the proxy contest, ISS termed Yacktman's decision to challenge the independent directors "inappropriate." It is the responsibility of the independent directors to oversee the management of the Funds; to carry out this responsibility, the independent directors were compelled to question Yacktman about its performance and resources. ISS noted that the decline of fund assets was not due to the actions of the independent directors, but were the result of recent events--including the proxy contest launched by Yacktman.

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Yacktman initiated the proxy contest in September--an action unprecedented in mutual fund annals--when the independent directors refused its demand that they resign. This demand followed intense questioning of Yacktman by the independent directors about such issues as change in investment style, increased portfolio risk, inadequacy of investment staff, and ethics violations, all culminating in poor investment performance.